Exhibit 99.6

SAILTECH DESIGN INC.

SALES AGREEMENT

SailTech Design, Inc. agrees to order for and/or sell to:
Buyer's Name:		Jim & Bea Rooney			Phone (res): xxxxxxxxxxxxxxxxxxxxx
Street Address:		xxxxxxxxxxxxxxxxxxxxxxxxxx			Phone (off): xxxxxxxxxxxxxxxxxxxxx
City:	xxxxxxxxx	State:	xxxxxxx	Zip:	xxxxxxxxxx	Date:	1-7-01
Model Fastwater 45 Pilothouse	Hull No. 01	Delivery Date (Month/Year)
Accessories	Cost	Accessories	Cost
Generator 10 kw	10,000
Air Conditioning 40K BTU	10,000
This agreement is subject to the attached Terms and Conditions on pages 2 & 3.		Base Price	499,950
/s/ Pat Reischmann, SailTech Inc.		Accessories	20,000
/s/ James W. Rooney, Buyer		Subtotal	519,950
		Less Trade-In/Discount 1999 Catalina 47	290,000
Remarks:		Sales Tax	13,747
SailTech will take possession no later than April 15, 2002		Grand Total Balance	243,697
Owner agrees to maintain trade-in until April 15, 2002		Less Deposit	---
		Balance	243,697

TERMS & CONDITIONS

THE TERMS, CONDITIONS, AND LIMITATIONS STATED HERE DEFINE THE RIGHTS OF ANY AND ALL PARTIES TO THIS CONTRACT FOR THE CONSTRUCTION AND SALE OF A MARINE VESSEL. ALL PURCHASERS ARE STRONGLY URGED TO READ THIS SALES CONTRACT IN ITS ENTIRETY, AND BY SIGNING THE CONTRACT SPECIFICALLY ACKNOWLEDGE THAT THEY HAVE DONE SO.

1. THE BUYER RECOGNIZES THE UNCERTAINTY OF AN ABSOLUTE DELIVERY DATE AND UNDERSTANDS THAT DELAYS INCURRED IN CONNECTION WITH THE PRODUCTION OF VESSEL ARE THE NORM RATHER THAN THE EXCEPTION. ACCORDINGLY, THE BUYER ACKNOWLEDGES THAT SAILTECH DESIGN INC (SDI), SHALL NOT BE RESPONSIBLE FOR ANY DELAYS INCURRED AS A RESULTS OF WAR, REBELLION, STRIKES, ACCIDENTS, ACTS OF GOD, OR OTHER CAUSES BEYOND THEIR CONTROL, INCLUDING BUT NOT LIMITED TO SHORTAGES OF MATERIALS, SUPPLIES, PARTS, COMPONENTS, OPTIONS, EQUIPMENT, LABOR, OR BY VIRTUE OF ANY LOCAL, COUNTY, STATE OR FEDERAL LAW, ORDINANCE, OR STATUTE THAT IN ANY WAY IMPAIRS THE ABILITY TO COMPLETE THE VESSEL. IN CASES WHERE A VESSEL CANNOT BE COMPLETED WITHIN A REASONABLE TIME THE SOLE REMEDY OF THE BUYER SHALL BE A REFUND OF ALL MONIES PAID.

2. ANY AND ALL CHANGES MODIFICATIONS OR ADDITIONS REQUESTED BY THE BUYER MUST BE PRESENTED TO SDI IN WRITING, CHANGES ARE SUBJECT TO SDI'S ABILITY TO INCORPORATE THESE CHANGES INTO PRODUCTION. ANY AND ALL COSTS ASSOCIATED WITH ANY CHANGES, MODIFICATIONS OR ADDITIONS AS CONTEMPLATED BY THE BUYER MAY RESULT IN ADJUSTMENTS TO THE PURCHASE PRICE AND DELIVERY DATE. SDI ASSUMES NO RESPONSIBILITY FOR DAMAGES OF ANY NATURE, INCLUDING BUT NOT LIMITED TO DECREASES IN PERFORMANCE, FUNCTION, OPERATION OR SAILABLITY THAT MAY RESULT FROM AND/OR ARE RELATED TO CUSTOMER-REQUESTED MODIFICATIONS. ADDITIONALLY, SDI DOES NOT GUARANTEE ANY PARTICULAR SPEED OR PERFORMANCE CAPABILITIES WHICH WILL VARY DUE TO FACTORS SUCH AS OPTIONAL EQUIPMENT, LOAD, WEIGHT DISTRIBUTION, AND SEA CONDITIONS. ANY AND ALL COST ASSOCIATED WITH ANY MODIFICATIONS AS CONTEMPLATED HEREIN WILL RESULT IN ADJUSTMENTS TO THE PURCHASE PRICE.

3. A NON-REFUNDABLE DEPOSIT IS REQUIRED TO RESERVE A HULL NUMBER AND A PLACE IN THE PRODUCTION SCHEDULE. PROGRESS PAYMENTS SHALL BE DUE AS FOLLOWS:

A. 5% OF THE TO TOTAL PURCHASE PRICE NON-REFUNDABLE DEPOSIT TO RESERVE HULL.

B. 30% OF TOTAL PURCHASE PRICE AT THE TIME PRODUCTION IS COMMENCED.

C. 30% OF TOTAL PURCHASE PRICE AT THE 50% COMPLETION POINT OF CONSTRUCTION OF THE VESSEL.

D. 35% OR THE BALANCE OF THE TOTAL PURCHASE PRICE LESS A $10,000.00 HOLDBACK AT THE TIME CONSTRUCTION IS COMPLETED AND THE VESSEL IS READY FOR FINAL OUTFITTING AT A YARD.

E. $10,000.00 HOLDBACK (SEE PARAGRAPH 3E) DUE AFTER VESSEL IS ACCEPTED BY BUYER BUT PRIOR THE MANUFACTURER'S STATEMENT OF ORIGIN (MSO) AND BUILDERS CERTIFICATE BEING ISSUED IN BUYERS NAME.

THE BUYER RECOGNIZES THAT ANY DESIGN OR ENGINEERING WORK PERFORMED BY SDI AT THE BUYER'S REQUEST TO CHANGE OR MODIFY AN EXISTING DESIGN, OR DONE IN CONSIDERATION OF A NEW DESIGN. MAY CAUSE THE BUYER TO INCUR ADDITIONAL COSTS AND THAT THE BUYER MAY BE BILLED SEPARATELY FOR THESE SERVICES. ALL PAYMENTS REQUIRED HEREIN SHALL BE DUE WITHIN TEN (10) DAYS AFTER NOTICE IS GIVEN THAT PAYMENT IS DUE, WITH THE EXCEPTION OF THE DEPOSIT (SEE 3.A, ABOVE WHICH IS DUE UPON SIGNING OF THIS SALES CONTRACT. SUCH NOTICE SHALL BE GIVEN TO THE BUYER AT THE ADDRESS STATED AT THE HEAD OF THIS AGREEMENT. FAILURE MAKE PAYMENT WITHIN TEN (10) DAYS SHALL PLACE THE PURCHASER IN DEFAULT, PAYMENTS 3, C, D, AND E SHALL BE IN THE FORM OF CASHIER'S CHECKS, CERTIFIED CHECKS, OR ELECTRONIC TRANSFER THAT HAS BEEN CONFIRMED. IN THE EVENT THAT THE BUYER IS IN DEFAULT SDI MAY AVAIL ITSELF OF ALL REMEDIES STATED HEREIN OR AVAILABLE PURSUANT TO FLORIDA LAW. THE COST OF STORAGE, MAINTENANCE, AND INSURANCE SHALL BE CHARGED TO THE BUYER AT PENALTY RATES IF THE VESSEL IS NOT CLAIMED WITHIN TEN (10) DAYS OF RECEIPT OF FULL PAYMENT. THIS CONTRACT IS NOT ASSIGNABLE; THE BUYER MAY NOT SELL OR IN ANY WAY TRANSFER HIS PRODUCTION SPACE FOR A HULL WITHOUT FORFEITURE OF DEPOSIT UNLESS SDI CONSENTS.

4. THE BUYER, BEFORE OR AT THE TIME OF DELIVERY OF THE VESSEL AND ACCESSORIES COVERED BY THIS AGREEMENT, AGREES TO EXECUTE EACH AND EVERY SECURITY AGREEMENT, NOTE, CHATTEL PAPER, CONDITIONAL SALES AGREEMENT, OR OTHER SUCH DOCUMENTS REQUIRED BY THE TERMS OF THIS AGREEMENT.

5. EVENTS OF DEFAULT - REFUSAL OF THE BUYER TO PREFORM IN ACCORDANCE WITH THE CONDITIONS OF THIS CONTRACT WITHIN TEN (10) DAYS FROM WRITTEN DEMAND SHALL ENTITLED SDI TO AVAIL ITSELF OF ALL REMEDIES PROVIDED FOR IN THE EVENT OF DEFAULT. THESE REMEDIES SHALL INCLUDE BUT ARE NOT LIMITED TO:

A. SPECIFIC PERFORMANCE.

B. THE BUYER WILL BE OBLIGATED FOR ANY AND ALL COSTS INCURRED BY SDI IN CONNECTION WITH ANY DELAY IN FULL PAYMENT FOR THE VESSEL AND ACCEPTANCE THEREOF.

C. IN THE EVENT THE BUYER REFUSES TO CURE WITHIN TEN (10) DAYS OF WRITTEN NO NOTICE, SDI MAY SELL THE VESSEL AND SUBTRACT FROM ANY DEPOSIT OR PAYMENTS HELD BY SDI ANY AND ALL ACTUAL DAMAGES SUSTAINED BY SD I INCLUDING, BUT NOT LIMITED T0, INCREASED COSTS IN CONNECTION WITH MAINTENANCE, STORAGE, AND/OR ALTERATION ION REQUIRED IN THE VESSEL FOR THE SALE TO A THIRD PERSON, INCREASED COSTS ASSOCIATED WITH BROKERAGE FEES THAT MAY IN FACT BE CHARGED BY VIRTUE I OF ANY SALE TO A THIRD PARTY, AND/OR ANY DIFFERENTIAL BETWEEN THE CONTRACT PRICE SO STATED HEREIN AND THE ACTUAL CONTRACT PRICE OBTAINED FROM ANY THIRD PARTY PURCHASE. IT SHALL BE AT THE SOLE DISCRETION OF SDI TO ACCEPT ANY REASONABLE OFFER FROM ANY THIRD PERSON WHO MAY PURCHASE THIS VESSEL IN THE EVENT OF DEFAULT BY THE BUYER. SDI'S DISCRETION IN THIS REGARD IS ABSOLUTE AND NOT SUBJECT TO CHALLENGE IN ANY PROCEEDINGS BROUGHT BY THE BUYER IN CONNECTION WITH ANY DISPUTE OVER THE MANUFACTURING, SALE, OR DELIVERY OF ANY YACHT MANUFACTURED BY SDI.

6. ANY AND ALL MONIES DUE AND OWED TO THE BUYER AFTER DEDUCTION FOR THE ITEMS CONTEMPLATED HEREIN SHALL BE PAID TO THE BUYER WITHIN THIRTY (30) DAYS OF SDI'S DETERMINATION OF ACTUAL DAMAGES INCURRED.

7. THE BUYER IS RESPONSIBLE, AND SOLELY RESPONSIBLE, TO BIND INSURANCE COVERAGE ON THE VESSEL AT SUCH TIME THAT DELIVERY IS MADE AT SDI OR IN THE CASE OF VESSELS THAT ARE TO BE SHIPPED BY TRUCK OR BY OTHER MEANS, AT SUCH TIME AS THE YACHT IS PREPARED FOR SHIPMENT. THE BUYER SPECIFICALLY UNDERSTANDS THE IMPORTANCE OF OBTAINING INSURANCE IN THIS REGARD AND REALIZES THAT SDI WILL NOT BE RESPONSIBLE FOR ANY SUCH LOSSES THAT MAY BE INCURRED. RISK OF LOSS IS PASSED TO AND ACCEPTED BY THE BUYER AT THE TIME THE YACHT DEPARTS THE MANUFACTURING PLANT.

8. LIMITED WARRANTIES. IT IS SPECIFICALLY UNDERSTOOD THAT THE ONLY WARRANTY PROVIDED BY SDI WITH RESPECT TO ANY VESSEL MANUFACTURED, SOLD, OR DESIGNED BY SDI IS THAT LIMITED WARRANTY PROVIDED AT THE TIME OF SALE, WHICH IS DESIGNATED "LIMITED WARRANTY". ANY AND ALL REMEDIES THE BUYER MAY HAVE ARE SUBJECT TO THE LIMITATIONS CONTAINED IN THAT LIMITED WARRANTY AND THIS AGREEMENT. FURTHER, ANY AND ALL ENGINES, ACCESSORIES, OPTIONS, APPLIANCES, OR COMPONENT PARTS PROVIDED BY ANY ENTITY OTHER THAN SDI SHALL BE SUBJECT TO THE LIMITED WARRANTY PROVIDED BY THE MANUFACTURER OR SUPPLIER OF SUCH ITEM AND SHALL NOT BE WARRANTED, TO ANY DEGREE, BY SDI. SDI SHALL FURNISH THE BUYER WITH A CERTIFICATE OF WARRANTY WITH RESPECT TO THE VESSEL MANUFACTURED BY SDI AND SHALL ALSO PROVIDE THE BUYER WITH ANY AND ALL. SIMILAR DOCUMENTS OR PRODUCT INFORMATION THAT HAPPENS TO BE SUPPLIED BY ANY MANUFACTURER OF A COMPONENT PART. SDI STRONGLY RECOMMENDS THAT ALL BUYERS READ ALL LITERATURE PROVIDED BY THE MANUFACTURER OF OPTIONS AND/OR COMPONENT PARTS AND REGISTER IT'S WARRANTY WITH THAT MANUFACTURER AS REQUIRED BY THE MANUFACTURER.. SDI AGREES TO PROVIDE ONLY THAT WARRANTY WHICH, AS A MANUFACTURER, IT IS OBLIGATED TO PROVIDE PURSUANT TO ANY PARTICULAR MANUFACTURER'S WARRANTY OR STATE, FEDERAL, OR LOCAL TERRITORIAL LAW. IN THE ABSENCE OF SUCH REQUIREMENT, SDI'S OBLIGATIONS ARE LIMITED AS STATED IN THE LIMITED WARRANTY AND IN THIS SALES AGREEMENT. SDI NEITHER ASSUMES, NOR AUTHORIZES ANYONE TO ASSUME FOR IT, ANY LIABILITY OR OBLIGATION WITH RESPECT TO THE GOODS SOLD OR

MANUFACTURED HEREUNDER THAT ARE INCONSISTENT WITH THIS AGREEMENT OF THE LIMITED WARRANTY PROVIDED BY SDI. SDI SPECIFICALLY DISCLAIMS ANY AND ALL WARRANTIES WHICH ARE IMPLIED BY LAW INCLUDING ANY IMPLIED WARRANTY OF THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IT IS SPECIFICALLY UNDERSTOOD THAT SDI WILL BE RESPONSIBLE FOR NO CONSEQUENTIAL DAMAGES THAT MAY RESULT FROM A DEFECT IN THE VESSEL OR ANY GOODS SOLD PURSUANT TO THIS VESSEL OR ANY GOODS SOLD PURSUANT TO THIS AGREEMENT AND INCLUDING, BUT IN PARTICULAR, LOSS OF USE. THE ONLY WARRANTY PROVIDED WITH THIS VESSEL IS THE MANUFACTURER'S LIMITED WARRANTY AND THE WARRANTY PROVIDED BY THE MANUFACTURER OR DISTRIBUTOR OF ANY ACCESSORY, MOTOR OPTION OR COMPONENT PART, WHICH IS INCORPORATED INTO THE VESSEL.

9. MISCELLANEOUS PROVISIONS - THE MANUFACTURER AND THE BUYER AGREE THAT THIS AGREEMENT INCLUDES ALL OF THE TERMS AND CONDITIONS OF THE SALE CONTEMPLATED BY THIS AGREEMENT AND THAT THIS AGREEMENT SUPERSEDES ANY PRIOR AGREEMENT AND AS OF THE DATE HEREOF COMPRISES THE ENTIRE AGREEMENT RELATED TO THE SUBJECT MATTER COVERED HEREIN. IN THE EVENT OF LITIGATION CONCERNING THE ENFORCEMENT OF THE TERMS OF THIS AGREEMENT, THE PREVAILING PARTY IN ANY SUCH LITIGATION ION SHALL BE ENTITLED TO REIMBURSEMENT OF ANY AND ATTORNEY'S FEES INCURRED IN CONNECTION WITH SUCH LITIGATION, INCLUDING THOSE ATTORNEY'S FEES INCURRED PRIOR TO SUIT, IN CONNECTION WITH SUIT AT THE TRIAL LEVEL, AND THEREAFTER ON APPEAL. THE "PREVAILING PARTY@ SHALL BE DETERMINED BY THE TRIAL JUDGE. IN THE EVENT THAT THE TERMS OF THIS DOCUMENT AND THE LIMITED WARRANTY ARE IN ANY WAY CONFLICT, THE TERMS OF THE LIMITED WARRANTY SHALL PREVAIL. IN ANY SUCH CIRCUMSTANCES, EVERY EFFORT WILL BE MADE TO INTERPRET THE DOCUMENTS AS BEING IN AGREEMENT.

10. THIS AGREEMENT IS TO BE INTERPRETED AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA. IN THE. EVENT OF LITIGATION CONCERNING THIS AGREEMENT, SAID LITIGATION WILL OCCUR IN THE CIRCUIT COURT OF THE TWELFTH JUDICIAL CIRCUIT IN AND FOR MANATEE COUNTY, FLORIDA. ALL PARTIES TO THIS AGREEMENT WAIVE THEIR RIGHT TO HAVE ANY SUCH DISPUTE DECIDED IN FEDERAL COURT, OR IN A STATE COURT OTHER THAN THE TWELFTH JUDICIAL CIRCUIT IN AND FOR MANATEE COUNTY, FLORIDA.

BUYER: _______________________________ DATE: _____________________________

SailTech Design, Inc. - 2964 63rd Avenue East, Bradenton, Florida 32403
Phone 941-739-7904/Fax 941-752-3275